SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 2, 2010

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Robert T. Brady, Chairman, President and Chief Executive Officer, has relinquished his position as President effective December 2, 2010. Mr. Brady will continue to serve as Chairman and Chief Executive Officer. John R. Scannell, Vice President and Chief Financial Officer, has relinquished his position as Chief Financial Officer effective December 2, 2010. Stephen Huckvale, Vice President of the Corporation and President of Moog International Group, has announced his retirement effective January 1, 2011.

(c) The Board of Directors has elected John R. Scannell, age 47, to the position of President and Chief Operating Officer effective December 2, 2010. Mr. Scannell will report directly to Robert T. Brady, Chief Executive Officer. The Board of Directors also elected Donald R. Fishback, age 54, to the position of Chief Financial Officer effective December 2, 2010. Mr. Fishback will report directly to John R. Scannell, the President and Chief Operating Officer.

On December 2, 2010, Moog issued a press release announcing Mr. Huckvale’s retirement and Messrs. Scannell and Fishback’s appointments. A copy of that press release is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: December 2, 2010	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated December 2, 2010.